
                                              Thirteen Weeks Ended
                                       September 26,        September 27,
                                           1997                 1996
                                     (000's omitted, except per share data)

Primary:

Weighted average shares outstanding        9,139                9,608

Net effect of dilutive stock
 options-based on the
 treasury stock method using
 average market price                        120                  195
                                       ----------           ----------
Total                                      9,259                9,803


Income from continuing operations      $   1,881            $   1,533
Loss from discontinued operations              0                 (774)
                                       ----------           ----------
Net income                             $   1,881            $     759
                                       ----------           ----------

Net income (loss) per share
  Continuing operations                $    0.20            $    0.16
  Discontinued operations                   0.00                (0.08)
                                       ----------           ----------
Net income per share                   $    0.20            $    0.08
                                       ----------           ----------


Fully Diluted:

Weighted average shares outstanding        9,139                9,608

Net effect of dilutive stock
 options-based on the
 treasury stock method using
 the greater of the average
 market price or the period end
 market price                                160                  204
                                       ----------           ----------
Total                                      9,299                9,812

Income from continuing operations      $   1,881            $   1,533
Loss from discontinued operations              0                 (774)
                                       ----------           ----------
Net income                             $   1,881            $     759
                                       ----------           ----------

Net income (loss) per share
  Continuing operations                $    0.20            $    0.16
  Discontinued operations                   0.00                (0.08)
                                       ----------           ----------
Net income per share                   $    0.20            $    0.08
                                       ----------           ----------

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